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CUSIP No. 00971T101                                            Page 7 of 7 pages

                                                                       Exhibit I

                                    AGREEMENT

     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by the undersigned of the shares of common stock of Akamai Technologies, Inc.

     EXECUTED as a sealed instrument this 14th day of February, 2002.

                                        /s/ Anne E. Lewin
                                        --------------------------------
                                        Anne E. Lewin


                                        /s/ Susan Silbeberg
                                        --------------------------------
                                        Susan Silbeberg